ACCOLADE FUNDS

                               Bonnel Growth Fund
                                 MegaTrends Fund
                       Adrian Day Global Opportunity Fund
                     Regent Emerging Europe Opportunity Fund

                         ........................, 1996

United Shareholder Services, Inc.
7900 Callaghan Road
San Antonio, TX 78229

Gentlemen:

Pursuant to the EFFECTIVE DATE Section of the Printing Agreement dated September 21, 1994, between Accolade Fund (the "Trust") and United Shareholder Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established two a series of its shares, namely the Regent Emerging Europe Opportunity Fund, and be further advised that the Trust desires to retain the Transfer Agent to render services under the Printing Agreement to the Fund at the fee stated in the COMPENSATION Section of the Printing Agreement.

Please state below whether you are willing to render such services.


                                            ACCOLADE FUNDS



Attest:_____________________________        By:_______________________________
       Thomas D. Tays, Secretary               Frank E. Holmes, President



Date:__________________________

--------------------------------------------------------------------------------

We are willing to render services to the Regent Emerging Europe Opportunity Fund at the fee stated in the COMPENSATION Section of the Printing Agreement.


                                               UNITED SHAREHOLDER SERVICES, INC.



Attest:_____________________________        By:_______________________________
       Susan B. McGee, Secretary               Bobby D. Duncan, President



Date:__________________________


 ................................................................................
                              7900 Callaghan Road
           Mail Address: P.O. Box 781234, San Antonio, TX 78278-1234
 ................................................................................

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